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                                                                      EXHIBIT 15



                         ACCOUNTANTS' AWARENESS LETTER


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                 Re:      Global Marine Inc.
                          Registration Statement on Form S-4

We are aware that our reports dated May 7, August 6, and November 7, 1997, on our reviews of the consolidated interim financial information of Global Marine Inc. and subsidiaries for the periods ended March 31, June 30, and September 30, 1997, respectively, and included in the Quarterly Reports on Form 10-Q of Global Marine Inc. (File No. 1-5471) for the quarters ended March 31, June 30, and September 30, 1997, respectively, are incorporated by reference in the Prospectus constituting part of the Company's Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-39033), pertaining to the exchange offer of 7 1/8% Notes of the Company. Pursuant to Rule 436(c) under the Securities Act of 1933, said reports should not be considered a part of said Amendment No. 1 to Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

/s/ COOPERS & LYBRAND L.L.P.

Houston, Texas
February 3, 1998